Norwest Banks Commercial Note

Name:  Microware Systems Corporation     Date of Note:  07-23-96

On 12-31-1997, the "Due Date", which also means the date, if any, on which this note is accelerated.

For value received, the undersigned promises to pay to the order of Norwest Bank Iowa, National Association, 666 Walnut, Des Moines, IA 50309 or at any other place designated by the holder of this Note, in lawful money of the United States of America, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00)- Terms & conditions according to July 23, 1996 Letter Agreement, or as much as has been disbursed and remains outstanding on this Note at the Due Date, as is shown by the Bank's records, together with interest (calculated on the basis of actual days elapsed in a year of 360 days on the unpaid principal of this Note from the Date until this Note is fully paid, at an annual rate equal to 1.0000% above the Base Rate, each change in the interest rate to become effective on the day of the corresponding change in the Base Rate becomes effective (the "Note Rate"). "Base Rate" means the rate of interest established by Norwest Bank Iowa, N.A. from time to time as its "base": or "Fed Funds" rate.

Interest shall be payable Monthly, commencing 08-31-1996 and on the same day of each succeeding Month, and on the Due Date. The undersigned may, at any time, prepay this Note, in whole or from time to time in part without premium or penalty, upon written or telephonic notice to the Bank. In addition, the undersigned shall pay to the Bank a nonrefundable facility fee of 0.1500% of the Note Amount. "Note Amount" means the principal amount of the Note, at the time this Note is signed.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT AND ANY RELATED DOCUMENTS SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN CONTRACT(S) MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THE AGREEMENT(S) ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

The undersigned acknowledges receipt of a copy of this document.

THE REVERSE SIDE OF THIS NOTE CONTAINS IMPORTANT, ADDITONAL PROVISIONS, ALL OF WHICH ARE MADE A PART HEREOF.

The proceeds of this loan will be used for business or agricultural purposes only.

Name                  Microware Systems Corporation
Street address        1900 N.W. 114th Street
City, State and Zip   Des Moines, IA  50325

By:                   /S/ KENNETH B. KAPLAN, CEO
                      ---------------------------
By:                   /S/ GEORGE J. BARRY, CFO
                      ---------------------------

                                                            Page 1 of 2


[REVERSE SIDE OF NOTE]

This Note shall be in default if;


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1.  payment is not paid when due;
2.  any other debt owed by the undersigned to the Bank is not paid when due;
3. a garnishment, summons or writ of attachment is issued against or served on the Bank or any financial institution for the attachment of any property of the undersigned in the Bank's or any other financial institution's possessions, or any indebtedness owing to the undersigned;
4. any statement made to the Bank or information provided to the Bank proves to be false in any material respect; or,
5. the holder of this Note at any time, in good faith, believes that the undersigned will not be able to pay this Note when it is due.

If this Note is in default, the holder may, in its sole option, declare this Note to be immediately due and payable, at which time this Note will be immediately due and payable together with all unpaid interest accrued on this Note and Late Fees, if any, without further notice or demand. If this Note is payable on demand, nothing in the preceding sentence shall preclude or limit the holder of this Note from demanding payment of this Note at any time and for any reason. This Note shall become automatically due and payable (including all unpaid interest accrued and Late Fees) without notice or demand should the undersigned die (an individual) or should a petition be filed by or against the undersigned under the United States Bankruptcy Code.

Miscellaneous: The undersigned and each endorser and guarantor, if any, agrees:
1. "Bank," as used in the Note means the Bank and any subsequent holder of this Note.
2. Unless prohibited by applicable law, if this Note is not paid when due, the undersigned will pay all costs of collection, including, without limitation, reasonable attorney's fees and legal expenses, incurred by the holder of this Note.
3.  Each provision whose box is checked is a part of this Note.
4. No single or partial exercise of the Bank of any right or remedy shall preclude any other future exercise of such right or remedy or the exercise of any other right or remedy.
5. This note shall be governed by the substantive laws of the state named as part of the Bank's address above.

Waiver: If this Note is signed by any party who is not receiving any of the proceeds of the loan evidenced by it, each such party and any other party liable for payment of the debt evidenced by this Note waives demand, presentment, notice of dishonor and protest of this Note, as such terms are defined in the Uniform Commercial Code.

In addition, each such party consents to:
1. any extension or postponement of time of this Note's payment without limit as to the number or duration of any such extension or postponement;
2. any substitution, exchange or release of all or part of the collateral securing this Note; and
3. the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for payment of the debt evidenced by this Note.

If the Bank delays the exercise of any right or remedy it has, it can exercise such right or remedy later. If the Bank grants a waiver or indulgence of any default, the waiver or indulgence must be in writing and the writing must be signed by the Bank. If the Bank grants a waiver, it is for that occasion only. Acceptance by the Bank of any Late Fee shall not constitute a waiver by the Bank of any past of future default by the undersigned or any right or remedy the Bank has.


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

Arbitration: The Bank and the undersigned agree to submit to binding arbitration all claims, disputes and controversies (whether in tort, contract or otherwise, except "core proceeding" under the U.S. Bankruptcy Code) arising between themselves and their respective employees, officers, directors, attorneys and other agents, which relate in any way without limitation to this note, including but not limited to, the negotiation, collateralization, administration, repayment, modification, default, termination and enforcement of the loan or credit evidenced by this Note.

Arbitration will be governed by the Federal Arbitration Act (if in Colorado, shall be governed by Colorado Law) and proceed in the city and state named as part of the Bank's address or other mutually agreed upon location in accordance with the American Arbitration Association's commercial arbitration rules (the "AAA Rules"). Arbitration will be conducted before a single neutral arbitrator selected in accordance with AAA Rules and who shall be an attorney who has practiced commercial law for at least ten (10) years. The arbitrator will determine whether an issue is arbitratable and will give effect to applicable statutes of limitation.

Judgment upon the arbitrator's award may be entered in any court having jurisdiction. The arbitrator has the discretion to decide, upon documents only or with a hearing, any pre-hearing motion similar to motions to dismiss for failure to state a claim or motions for summary judgment. Discovery will be governed by the Rules of Civil Procedure for the state in which the Bank is located. Discovery must be completed at least twenty (20) days before the hearing date and within one hundred eighty (180) days of the commencement of arbitration. Each request for an extension and all other discover disputes will be determined by the arbitrator upon a showing that the request is essential for the party's presentation and that no alternative means for obtaining information are available during the initial discovery period.

The parties' agreement to arbitrate does not limit the right of either party to (a) foreclose against real or personal property collateral; (b) exercise self-help remedies such as setoff or repossession; or (c) obtain provisional remedies such as replevin, injunctive relieve, attachment or the appointment of a receiver during the pendency or before or after any arbitration proceeding. These exceptions do not constitute a waiver of the right or obligation of either party to submit any dispute or arbitration, including those arising from the exercise of these remedies. The arbitrator will award costs and expenses in accordance with the provisions of this Note.

                                                            Page 2 of 2





Letter Agreement
Norwest Bank Iowa, N.A.
                                                666 Walnut Street
                                                Post Office Box 837
                                                Des Moines, Iowa 50304
                                                515/245-3131


July 23, 1996

Mr. Kenneth Kaplan
Chief Executive Officer
Mr. George Barry


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

Chief Financial Officer
Microware Systems Corporation
1900 N.W. 114th Street
Des Moines, IA  50325-7077

Dear Gentlemen:

Norwest Bank Iowa, National Association (herein referred to as "we," "our," or "us") is pleased to grant you a non-revolving Commercial Real Estate Construction Loan (the "Loan") in the principal amount of TEN MILLION AND NO/100 dollars ($10,000,000), under the following terms and conditions:

1. The Loan shall be in the form of advances in an aggregate principal amount not to exceed at any one time $10,000,000, payable as set forth in the copy of the note attached and all amounts outstanding under the note will be due and payable in full on December 31, 1997. The proceeds of the loan shall be used by you, together with your funds, to finance expenses incurred to construct and finance an office building located in Clive, Iowa.

2. Upon your acceptance of this letter, you shall pay to us a construction loan management fee equal to FIFTEEN BASIS POINTS (0.15%) of the Loan.

3. Your obligation to repay all loans made by us under the Loan will be secured by your single promissory note in the amount of our commitment, dated the same as this commitment letter (the "Note").

4. The Note shall bear interest (computed on the basis of actual days elapsed and a 360-day year) on the principal balance outstanding from time to time, from the date of the initial advance until the Note is paid in full at the rate of 1.00% per annum in excess of the Fed Funds Rate in effect from time to time at the bank. The rate of interest shall initially be determined as of the date hereof and shall thereafter be adjusted simultaneously with each change in the Fed Funds Rate.

   You may also chose to take advances under the LIBOR Rate Option. With one day's advance notice you may select either the 30 Day or 90 Day LIBOR Rate Option, advances under this option shall bear interest (computed on the basis of actual days elapsed and a 360-day year) on the principal balance outstanding until the end of the interest rate period (30 or 90 days) at the rate of 1.00% per annum in excess of the LIBOR Rate in effect at the Bank on the date of the advance.

   The amount of interest earned each month will be payable on or before the last day of the month, and on demand. In addition, any earned and unpaid interest will be payable on the due date of the Note.

   The unpaid balance of the Note shall be due and payable in full on the date stated in the Note.

   The Note will also specify events of default and the rights and remedies available to us upon the occurrence of an event of default. The Note must be properly executed by you and be in form and substance acceptable to us.

5. The Loan shall be secured by a security interest in U.S. Treasuries held by Norwest Investment Services, Inc.

6. So long as any indebtedness remains outstanding hereunder, you will:

   A. Maintain insurance with financially sound and reputable insurers covering properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices.


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


   B. Maintain your existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay your indebtedness and obligations when due under normal terms, and pay on or before the date when payable without penalty all taxes, assessments, fees, and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on your books, and at our request you have pledged adequate funds or security to insure payment.

   C.  Maintain proper books of record and account.

   D.  Furnish to us:

        (1) Within 45 days after each fiscal quarterly period, a balance sheet as of the end of that period, statement of cash flow and a statement of profit and loss and surplus, from the beginning of that fiscal year to the end of that period, certified as correct by one of your authorized agents.

        (3) [sic] Within 90 days after, and as of the end of each of your fiscal years, a detailed audit, including a balance sheet and a statement of profit and loss and surplus, certified by an independent, certified public accountant of recognized standing.

        (4) Any other information or books and records that we may reasonably require.

7. Without our written consent, so long as any indebtedness remains outstanding hereunder, you will not:

      A. Permit your ratio of senior liabilities to tangible net worth to be more than 0.75 to 1.00. Generally accepted accounting principles shall determine the manner of computation.

8. You represent that you are authorized to accept this letter and execute the note, which constitutes valid and enforceable obligations. All balance sheets, profits and loss statements, and other information furnished to us are true and correct and fairly reflects your financial condition on their effective dates including contingent liabilities of every type that your financial condition has not changed materially and adversely since those dates.

Upon default in the payment or interest as provided in the note or in any other instrument evidencing indebtedness of the undersigned; or upon default in any term, condition, agreement, representation or warranty contained in the note; or in the event the holder of the note shall, at any time, deem itself insecure; or if the undersigned becomes insolvent or bankrupt or makes an assignment for the benefit of creditors; or if a trustee, custodian, or receiver is appointed for the undersigned or for the greater portion of the property of the undersigned without the undersigned's consent and is not discharged within 40 days; or if bankruptcy, reorganization, or liquidation proceedings are instituted by or against the undersigned, and if instituted against undersigned, and if instituted against the undersigned are consented to by the undersigned or remain undismissed for 40 days; then and at any time thereafter, this commitment letter shall automatically terminate and the entire indebtedness shall become due and payable immediately, without notice, at the option of the holder.

This letter is addressed to you only and is not to be relied upon in any manner by other persons or entities.


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

If the foregoing is agreeable to you as it is to us, please execute the attached copy of this letter and return it to us on or before July 26, 1996, whereupon this shall become a binding agreement between us.

Very truly yours,

NORWEST BANK IOWA, NATIONAL ASSOCIATION
Douglas C. Barclay
Vice President

IMPORTANT: READ BEFORE SIGNING THE AGREEMENT(S) ACCOMPANYING THIS NOTICE. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN CONTRACT(S) MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THE AGREEMENT(S) ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

Accepted and agreed to this 23rd date of July, 1996. Proceeds of the loans, if any, made under the Line will be used for business purposes exclusively.

MICROWARE SYSTEMS CORPORATION

By:     /S/ GEORGE J. BARRY            By:     /S/ KENNETH B. KAPLAN
        -------------------                    ---------------------
Title:  CFO                            Title:  President




NORWEST BANK                                     SECURITY AGREEMENT
                                                 Collateral Pledge Agreement

Date:  07-23-97

Debtor:                              Secured Party:
    Microware Systems Corporation      Norwest Bank Iowa, National Association
    1900 N.W. 114th Street             666 Walnut
    Des Moines, IA 50322               Des Moines, IA

1. SECURITY INTEREST AND COLLATERAL To secure: the debt, liability or obligation of the Debtor to Secured Party evidenced by the following:
    $10,000,000 note dated July 23, 1996 and any extensions, renewals or replacements thereof (herein referred to as the "Obligations"),

Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in:

    the property owned by Debtor and held by Secured Party or held by Secured Party's agents or correspondents or held by a bailee that is described as follows: U.S. Treasuries held by Norwest Investment Services, Inc. together with all rights in connection with such property (herein called the "Collateral").

2. REPRESENTATIONS, WARRANTIES AND COVENANTS Debtor represents, warrants and covenants that:

(i) Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.
(ii) Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security


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

      Interest and any restrictive legend appearing on any instrument constituting Collateral.
(iii) Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest.
(iv) Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.
(v) At any time, upon request by Secured Party, Debtor will deliver to Secured Party all notices, financial statements, reports or other communications received by Debtor as an owner or holder of the Collateral.
(vi) Debtor will upon receipt deliver to Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

3. RIGHTS OF SECURED PARTY Debtor agrees that Secured Party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind,

(i) notify the obligor on or issuer of any Collateral to make payment to Secured Party of any amounts due or distributable thereon,
(ii) in Debtor's name or Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral,
(iii) receive all proceeds of the Collateral, and
(iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party's option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Debtor.

THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2 HEREOF, ALL OF WHICH ARE MADE A PART HEREOF.


Microware Systems Corporation        by /S/ GEORGE J. BARRY
                                        --------------------------
                                        Chief Financial Officer

                                     by /S/ KENNETH B. KAPLAN
                                        --------------------------
                                         Chief Executive Officer


                                                                 Page 1 of 2


4.  EVENTS OF DEFAULT

Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Events of Default");

(i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it;
(ii) any representation or warranty by Debtor set forth in this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading;
(iii) a garnishment, summons or a writ of attachment shall be issued against


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

      or served upon the Secured Party for the attachment of any property of the Debtor or any indebtedness owing to Debtor;
(iv)  Debtor or any guarantor of any Obligation shall
      a.  be or become insolvent (however defined); or
      b. voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or
      c. if a corporation, partnership or organization, be dissolved or liquidated or, of a partnership, suffer the death of a partner or, if any individual, die; or
      d.  go out of business;
(v) Secured Party shall in good faith believe that the value then realizable by collection or disposition of the Collateral, after deduction of expenses or collection and disposition, is less than the aggregate unpaid balance of all Obligations then outstanding;
(vi) Secured Party shall in good faith believe that the prospect of due and punctual payment of any or all of the Obligation is impaired.

5.  REMEDIES UPON EVENT OF DEFAULT

Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies:

(i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;
(ii)  exercise all voting and other rights as holder of the Collateral;
(iii) exercise and enforce any or all rights and remedies available upon defaults to a secured party under the Uniform Commercial Code, including the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action;
(iv) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 4 (iv) (b), all Obligations shall be immediately due and payable without demand or notice thereof.

6.  MISCELLANEOUS

Any disposition of the Collateral in the manner provided in Section 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed

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

by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. Debtor will reimburse Secured Party for all expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. This Agreement shall be governed by the internal laws of the state named as part of Secured Party's address above and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term "Debtor" shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by any Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them.


                                                                 Page 2 of 2



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